UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

The following purported class action lawsuits were filed in the United Stated District Court for the Northern District California against Aqua Metals, Inc., Stephen R. Clarke, Thomas Murphy and Mark Weinswig: Arlis Hampton vs. Aqua Metals, Inc. et al., Case No 3:17-cv-07142; Grant Heath vs. Aqua Metals, Inc. et al., Case No 3:17-cv-07196-JST; Lotfy Arbab vs. Aqua Metals, Inc. et al., Case No 3:17-cv-07270WHA. Each of the complaints was filed by persons claiming to be stockholders of Aqua Metals and generally allege violations of the anti-fraud provisions of the federal securities laws based on the alleged issuance of false and misleading statements of material fact, and the alleged omission to state material facts necessary to make other statements made not misleading, between May 19, 2016 and November 9, 2017 with respect to Aqua Metals’ lead recycling operations. The complaints seek unspecified damages and plaintiffs’ attorneys’ fees and costs.

Aqua Metals, Inc. denies that the claims have any merit and it intends to vigorously defend the actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: January 5, 2018	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer